UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2015

____________________

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Officers

Thomas R. Sullivan retired from his role as Chairman of the Board of Directors of Mercantile Bank Corporation (“Mercantile”) effective May 28, 2015. He will remain as a board member of Mercantile and our wholly-owned banking subsidiary, Mercantile Bank of Michigan (“Mercantile Bank”).

Michael H. Price was appointed as Chairman of the Board of Directors of Mercantile effective May 28, 2015.

Robert B. Kaminski Jr., President of Mercantile Bank, has been named Chief Executive Officer of Mercantile Bank. In connection with Mr. Kaminski’s appointment, Mr. Price has stepped down as Chief Executive Officer of Mercantile Bank, but will remain Chairman of Mercantile Bank and President and Chief Executive Officer of Mercantile.

The Company issued a press release announcing the foregoing on May 28, 2015. A copy of the press release is attached to this report as Exhibit 99.1.

Amendments to Employment Agreements

In connection with the changes in titles and responsibilities for Mr. Price and Mr. Kaminski referenced above, and effective as of May 28, 2015:

●

Mercantile, Mercantile Bank and Mr. Price amended Mr. Price’s Employment Agreement, dated as of November 13, 2014, to reflect his new title as Chairman, President and Chief Executive Officer of Mercantile and Chairman of Mercantile Bank. A copy of the amendment is attached as Exhibit 10.1.

●

Mercantile, Mercantile Bank and Mr. Kaminski amended Mr. Kaminski’s Employment Agreement, dated as of November 13, 2014, to reflect his new title as President, Chief Executive Officer and Secretary of Mercantile Bank, and to increase Mr. Kaminski’s annual base salary for fiscal year 2015 by $30,000. A copy of the amendment is attached as Exhibit 10.2.

Adoption of Executive Officer Bonus Plan

On May 28, 2015, the Boards of Directors of Mercantile and Mercantile Bank adopted an executive officer bonus plan for 2015 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for the following executive officers: Thomas R. Sullivan, Michael H. Price, Robert B. Kaminski, Jr., Samuel G. Stone, and Charles E. Christmas.

The bonus pool under the Executive Officer Plan is equal to $1.00 for every $1.00 of actual pre-tax income of Mercantile and its consolidated subsidiaries for 2015 that exceeds the budgeted pre-tax income of Mercantile and its consolidated subsidiaries for 2015. The maximum amount that can be allocated to the bonus pool under the Executive Officer Plan is $328,896.

If the actual pre-tax income of Mercantile and its consolidated subsidiaries exceeds budgeted pre-tax income but is not sufficient to provide an allocation of the maximum amount to each of (a) the bonus pool under the Executive Officer Plan, (b) the bonus pool under the 2015 Mercantile Bonus Plan (the "Bank Wide Bonus Plan") and (c) the bonus pool under the 2015 Mercantile Bonus Plan for Senior Management (the "Senior Management Bonus Plan"), the amount to be allocated to the respective bonus pool under each such plan will be prorated. The proration will be based on the ratio of the maximum bonus pool amount specified in each bonus plan to the sum of the maximum pool amounts under the Executive Officer Plan, the Bank Wide Bonus Plan and the Senior Management Bonus Plan. As of the effective date of the Executive Officer Plan, the proration is 18.9% to the Executive Officer Plan, 63.3% to the Bank Wide Bonus Plan and 17.8% to the Senior Management Bonus Plan.

Payment from the bonus pool under the Executive Officer Plan, if any, is based on the achievement of targets under the following metrics for 2015:

20%	Net loan growth
10%	Non-performing assets
10%	Commercial loan portfolio composition
10%	Return on assets
10%	Return on equity
10%	Non-interest income
10%	Net interest margin
10%	Efficiency ratio
10%	Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the Executive Officer Plan. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first four factors are attained and the next five factors are not attained, and if the maximum amount is allocated to the bonus pool under the Executive Officer Plan, the Award Amount would be $328,896 x 50% = $164,448.

The Award Amount will be paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2015 salary (not to exceed 8.33% of Mr. Sullivan’s 2015 salary and 20% of the 2015 salary for each of the other executive officers.) Any bonus awards that are earned under the Executive Officer Plan will be paid to the executive officers on or before March 15, 2016.

Payments under the Executive Officer Plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the bonus plan is attached as Exhibit 10.3.

Item 5.07   Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 28, 2015. At the meeting, our shareholders voted on each of the following four matters:

●	election of six directors, each for a one-year term;

●	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015; and

●	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for these three matters are set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
David M. Cassard	9,738,637	121,311	0	3,675,657
Edward J. Clark	9,743,035	116,913	0	3,675,657
Jeff A. Gardner	9,737,311	122,637	0	3,675,657
Edward B. Grant	9,737,159	122,789	0	3,675,657
Michael H. Price	9,738,671	121,277	0	3,675,657
Thomas R. Sullivan	9,503,273	356,675	0	3,675,657

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,415,843	107,906	11,855	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
9,521,213	268,857	69,878	3,675,657

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement of Michael H. Price, dated May 28, 2015

10.2	Amendment to Employment Agreement of Robert B. Kaminski, Jr. dated May 28, 2015

10.3	2015 Mercantile Executive Officer Bonus Plan

99.1	Press release dated May 28, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 28, 2015

Exhibit Index

Exhibit Number	Description

10.1	Amendment to Employment Agreement of Michael H. Price, dated May 28, 2015

10.2	Amendment to Employment Agreement of Robert B. Kaminski, Jr. dated May 28, 2015

10.3	2015 Mercantile Executive Officer Bonus Plan

99.1	Press release dated May 28, 2015